Exhibit (e)
Certification under Rule 466
     The depositary, JPMorgan Chase Bank, N.A. represents and certifies the following:
     (1) That it previously had filed a registration statement on Form F-6 (Registration No. 333-169176) that the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and
     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

JPMORGAN CHASE BANK, N.A., as Depositary
By:	/s/ Gregory A. Levandis
Name:	Gregory A. Levandis
Title:	Vice President